Exhibit 99.1

                   Certification of Periodic Financial Report

                  Under Section 906 Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Siebert Financial Corp. (the "Company") on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), I, Muriel F. Siebert, in my capacity as Chair and President of the Company (and also having responsibilities equivalent to Chief Financial Officer of the Company), hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

o the Report filed by the Company with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

o the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Muriel F. Siebert                                     Date: March 28, 2003
Muriel F. Siebert
Chair and President